Exhibit 99.1

News

Contacts:

Media Stacey Beckhardt 610-738-6198 sbeckhar@cephalon.com

Candace Steele 610-727-6231 csteele@cephalon.com

Investors Robert (Chip) Merritt 610-738-6376 cmerritt@cephalon.com

For Immediate Release

Cephalon Provides Update on Regulatory Status

of the FENTORA Supplemental New Drug Application

Frazer, PA — January 25, 2008 — Cephalon, Inc., (Nasdaq: CEPH) today announced that the U.S. Food and Drug Administration (FDA) has accepted the company’s supplemental New Drug Application (sNDA) for FENTORA® (fentanyl buccal tablet) [C-II] for the management of breakthrough pain in opioid-tolerant patients with chronic pain.  In addition, the FDA notified the Company that it will convene an advisory committee panel on May 6, 2008, to consider this application.

“We are pleased that the FENTORA application remains on schedule with an FDA action date of September 13, 2008,” said Dr. Lesley Russell, Executive Vice President, Worldwide Medical and Regulatory Operations.  “FENTORA is the first medication that has been evaluated in controlled clinical trials for the management of breakthrough pain in opioid-tolerant patients with chronic pain. Therefore, it is not surprising that the agency decided to convene a panel to consider data on the use of FENTORA beyond the initial indication for breakthrough pain in cancer patients.”

Included in the FENTORA sNDA are data from three randomized, placebo-controlled clinical trials and one long-term open-label safety study; including data from opioid-tolerant patients with chronic low back and neuropathic pain.  The sNDA provides an evaluation of the onset of pain relief from 10 minutes to two hours, and has information regarding bioequivalence data for two routes of administration.

-more-

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0981

Cephalon Provides Update on Regulatory Status

of the Pain Medication FENTORA

In 2006, FENTORA and an accompanying Risk Minimization Action Plan (RiskMAP) were approved by the FDA only for the management of breakthrough pain in patients with cancer who are already receiving and who are tolerant to around-the-clock opioid therapy for their underlying persistent cancer pain.  The company developed and maintains a FENTORA RiskMAP to address the appropriate patient selection, dosing and administration of the medication.

About Cephalon, Inc.

Cephalon, Inc. is an international biopharmaceutical company, recently inducted into the World Economic Forum Community of Global Growth Companies.  For 20 years, the company has been dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs nearly 3,000 people in the United States and Europe.  U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.  Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: PROVIGIL® (modafinil) Tablets [C-IV], FENTORA, TRISENOX® (arsenic trioxide) injection, AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally.  Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products, including the timing or approval of any current filings for regulatory approval of FENTORA; interpretation of clinical results, particularly with respect to the FENTORA clinical trials; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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